UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2025

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Assertio Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on May 7, 2025 at 12:30 p.m. Central Time (the “Annual Meeting”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting, the Company’s stockholders approved an amendment and restatement to the Company’s Amended and Restated 2014 Omnibus Incentive Plan (as so amended, the “2014 Plan”) to increase the number of shares available for issuance thereunder by 8,200,000 shares.

For additional information regarding the 2014 Plan, please refer to the heading “Description of the 2014 Plan” contained in Proposal 2 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2025 (the “Proxy Statement”).

The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2014 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals: (i) to elect the seven director nominees to hold office until the 2026 Annual Meeting of Stockholders (Proposal 1); (ii) to approve an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder (Proposal 2); (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3); (iv) to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (Proposal 4); and (v) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 5).

A summary of the final voting results for each of the five matters voted upon by the stockholders at the Annual Meeting is set forth below.

Proposal 1: The stockholders of the Company elected each of the seven director nominees to serve on the board of directors (the “Board”) for a term to expire at the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The votes on Proposal 1 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Heather L. Mason	29,820,521	2,188,680	664,177	26,181,803
Sravan K. Emany	29,372,518	2,476,038	824,822	26,181,803
Sigurd C. Kirk	29,754,248	2,115,024	804,106	26,181,803
William T. McKee	27,549,271	3,351,207	1,772,899	26,181,804
Brendan P. O’Grady	27,765,115	2,337,898	2,570,365	26,181,803
Mark L. Reisenauer	29,776,448	2,084,010	812,920	26,181,803
David M. Stark	29,848,876	2,303,727	520,775	26,181,803

Proposal 2: The stockholders of the Company approved an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder. The votes on Proposal 2 were as follows:

Votes For	24,127,567
Votes Against	7,446,413
Abstentions	1,099,396
Broker Non-Votes	26,181,805

Proposal 3: The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. The votes on Proposal 3 were as follows:

Votes For	24,575,700
Votes Against	6,671,868
Abstentions	1,425,809
Broker Non-Votes	26,181,804

Proposal 4: The stockholders of the Company approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to authorize the Board to, in its sole discretion, effect a reverse stock split at a ratio to be determined by the Board ranging from 1-for-2 to 1-for-15, inclusive, with any such reverse stock split to be effected, if at all, no later than May 7, 2026. The votes on Proposal 4 were as follows:

Votes For	49,365,495
Votes Against	9,338,584
Abstentions	151,098
Broker Non-Votes	0

Proposal 5: The stockholders of the Company ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes on Proposal 5 were as follows:

Votes For	56,134,540
Votes Against	1,813,691
Abstentions	906,950
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, As Amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025

ASSERTIO HOLDINGS, INC.

/s/ Sam Schlessinger
Sam Schlessinger
Executive Vice President, General Counsel